UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number:  333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

302-752-2688

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On January 12, 2015, Shepherd’s Finance, LLC (the “Registrant”) entered into the Third Amendment (the “Amendment”) to the Loan Purchase and Sale Agreement dated December 24, 2014 (the “Agreement”) by and between the Registrant and 1st Financial Bank USA (“1st Financial”). Pursuant to the Agreement, 1st Financial has the right, from time to time, to purchase from the Registrant senior priority interests based on the Senior Loan Amount (as that term is defined in the Agreement) in certain loans made to fund the vertical construction of one to four family residential dwellings, that have been approved by 1st Financial’s internal credit committee (referred to herein as “Eligible Loans”).

The Amendment modifies subsection (iii) of the definition of “Senior Loan Amount” to reflect that 1st Financial may purchase 60% of the maximum principal amount of certain Eligible Loans after deducting the loan fee. Prior to the Amendment, 1st Financial could purchase 50% of the maximum principal amount of certain Eligible Loans after deducting the loan fee.

The description of the Amendment above is qualified in its entirety by the Third Amendment to the Loan Purchase and Sale Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Agreement above is qualified in its entirety by the Loan Purchase and Sale Agreement attached as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed December 29, 2014.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Third Amendment to the Loan Purchase and Sale Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEPHERD’S FINANCE, LLC

Date: January 19, 2016	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager